SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 17, 2005

Petroleum Development Corporation

(Exact Name of Registrant as Specified in Charter)

Nevada                                0-7246                                95-2636730

(State or Other Jurisdiction        (Commission                       (IRS Employer

of Incorporation)                        File Number)                     Identification No.)

103 East Main Street; Bridgeport, WV    26330

(Address of Principal Executive Offices)

Registrant's telephone number, including area code    304-842-3597

no change

(Former Name or Former Address, if Changed Since Last Report

EXHIBIT INDEX

                Item 4.02.  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

                On October 17, 2005, the Management, the Audit Committee, and the Board of Directors of Petroleum Development Corporation (the "Company") concluded that certain of the Company's previously issued financial statements would be restated.  The Audit Committee has discussed the matters disclosed in this filing with KPMG LLP, the Company's independent registered public accounting firm.  In this regard, the Company issued a press release announcing the restatement of the Company's financial statements and other financial information for the quarter ended March 31, 2005 and for the years ended 2004, 2003, 2002, 2001 and 2000, and for each of the quarters in the years 2004 and 2003.  A copy of the Company's press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.  Readers should no longer rely upon the Company's previously issued financial statements for the periods cited above.  The Company will file, as soon as practicable, an amended Quarterly Report on Form 10-Q/A for the Quarter ended March 31, 2005 and an amended Annual Report on Form 10-K/A for the year ended December 31, 2004.  Additionally, the Company will file, as soon as practicable its Quarterly Report on Form 10-Q for the Quarter ended June 30, 2005.  The Company reported on August 15, 2005 on a Form 8-K and press release that because of the hedge accounting issue it was unable to file in a timely fashion its Quarterly Report on Form 10-Q for the quarter ended June 30, 2005.

                In its press release, the Company announced that it will file amendments to its 2004 Annual Report on Form 10-K and first quarter 2005 Quarterly Report on Form 10-Q to amend and restate financial statements and other financial information for the years ended 2004, 2003, 2002, 2001, and 2000, and for each of the quarters in 2004 and 2003, and for the first quarter of 2005.  The restatements relate to the Company's previously disclosed use of hedge accounting for derivatives that did not qualify for hedge accounting treatment under Financial Accounting Standard No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("FAS 133").  In conjunction with the review of the derivative accounting, the Company and KPMG have also determined that the Company's division of its oil and gas properties into fields for calculation of depreciation and depletion and for the determination of impairments, along with other factors affecting the calculation of depreciation, was not consistent with applicable rules.  Corrections for these items will also be included in the restated financial statements.  Management of the Company believes that the corrections will have no material impact on the Company's operating cash flows, cash position, reserves, or compliance with the covenants of its credit agreements.

                The primary effect of a change in classification of the derivative instruments will be the inclusion of any increases or decreases in the fair value of non-terminated derivative instruments in the calculation of the Company's net income for the period in which the increases or decreases in the fair value occur.  Under the previous accounting treatment used by the Company, increases and decreases in the fair values of continuing derivative instruments were recorded in Accumulated Other Comprehensive Income ("AOCI") on the Company's balance sheet, and did not increase or decrease the net income for the reporting period.  While the impact of the change in any reporting period can be significant, the overall impact on net income over the life of each derivative is the same.  The Company currently believes that the reduction in retained earnings as of the end of 2004 resulting from the change in derivative accounting for all of the prior periods was less than $500,000 after income tax.  In the first quarter of 2005 the change in derivative accounting will reduce net income by approximately $2.6 million and in the second quarter of 2005 the change will result in an increase of $1.1 million in net income.

                The revisions to the oil and gas property accounting for the changes to the fields and calculation of depreciation, like the derivative accounting issue, will have no cash flow impact on the Company.  The Company has determined that the revision to the fields resulted in an impairment of oil and gas properties in 2001 of approximately $7.0 million after tax.

It was also found that certain of the policies and procedures the Company followed for calculating depreciation were incorrect under the rules and prevailing industry practice. Petroleum Development Corporation, like most oil and gas companies, prepares an annual reserve report in conjunction with its filing of its annual report and uses such reserve estimates for its calculation of depreciation. Each interim period depreciation amount, using the annual reserves with adjustments for new wells, must stand on its own and not be adjusted at the end of the year when a new reserve report is issued. Revisions to this accounting treatment will result in increases and decreases in the amount of depreciation recorded by the Company in prior periods.

In its reports as filed, the Company used its proved developed reserves as defined by Securities and Exchange Commission rules to calculate the amount of depreciation to be recognized. The Company's proved developed reserves have included the anticipated recompletion of the Codell formation in Wattenberg Field in Colorado as well as behind pipe zones in the Appalachian Basin. After reviewing the rules and general industry practice, the Company and KPMG concluded that both the estimated costs and the reserves from these "behind pipe reserves" should be excluded in calculating the depreciation amounts. These changes will generally result in increases in depreciation compared to the method previously used by the Company until the recompletions or behind pipe reserves are completed, and lower depreciation after they are completed.

                The Company expects to complete and file the restated 2004 Annual Report on Form 10-K/A, the restated first quarter 2005 Quarterly Report on Form 10-Q/A, and its second quarter Quarterly Report on Form 10-Q prior to filing its third quarter 2005 Form 10-Q in November 2005.  Accordingly, the above referenced financial statements should not be relied upon until such time as the Company files its restatements.

                In connection with the comprehensive review of the Company's derivative accounting under FAS 133 and its accounting for its oil and gas properties and the Company's determination that it must restate the financial statements and other financial information for the quarter ended March 31, 2005 and for the years ended 2004, 2003, 2002, 2001, and 2000,  and for each of the quarters in the years 2004 and 2003, the Company under the direction of its Chief Executive Officer and Chief Financial Officer reevaluated the Company's disclosure controls and procedures.  The Company determined that a control deficiency existed with respect to the Company's internal control over financial reporting related to the Company's derivative accounting, with respect to accounting for hedge transactions and its accounting for its oil and gas properties: a failure to ensure the correct application of FAS 133 when certain derivative transactions were entered into by the Company prior to August 5, 2005 and a failure to ensure correct accounting standards were followed for its oil and gas properties and a failure to correct those errors subsequently.  Accordingly, the Company has concluded that its disclosure controls and procedures were not effective and these control deficiencies constituted material weaknesses in the Company's internal control over financial reporting as of December 31, 2004, March 31, 2005 and June 30, 2005.  A material weakness is a significant control deficiency or combination of significant control deficiencies that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.  In its efforts to remediate and eliminate the material weaknesses that resulted in the restatements, the Company has retained the services of a consultant, with expertise in accounting for oil and natural gas hedges, to assist the Company in establishing and maintaining the correct processes and procedures to satisfy the requirements of FAS 133 for the type of oil and natural gas hedges the Company's utilizes.  Additionally, the Company has established processes and procedures to ensure that it accounts correctly for its oil and gas properties.

                Item 9.01.  Financial Statements and Exhibits.

(c)  Exhibits.

The news releases are filed herewith as Exhibit 99.1 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Petroleum Development Corporation

Date  October 17, 2005

By  /s/ Darwin L. Stump

        Darwin L. Stump

        Chief Financial Officer